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                                                              EXHIBIT 21

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


     The following are the Company's significant subsidiaries as of December 31, 1995. All are majority owned and are included in the Company's consolidated financial statements.

                                                      STATE OR
NAME                                                JURISDICTION
- ----                                                ------------
DOMESTIC:

Cray Asia/Pacific, Inc.                                Delaware
Cray Financial Corporation                             Delaware
Cray Research (India) Ltd.                             Delaware
Cray Research International, Inc.                      Delaware
Cray Research (America Latina) Ltd.                    Delaware
Research Equipment, Inc. dba Minnesota
 Supercomputer Center, Inc.                            Minnesota

INTERNATIONAL:

Cray Research A.B.                                     Sweden
Cray Research Scandinavia A/S                          Norway
Cray Research (Australia) Pty. Ltd.                    Australia
Cray Research B.V.                                     The Netherlands
Cray Research (Canada) Inc.                            Canada
Cray Research Europe Ltd.                              United Kingdom
Cray Research France S.A.                              France
Cray Research GmBH                                     Germany
Cray Research Japan, Ltd.                              Japan
Cray Research (Korea) Ltd.                             Korea
Cray Research (Malaysia) Sdn. Bhd.                     Malaysia
Cray Research de Mexico, S.A. de C.V.                  Mexico
Cray Research OY                                       Finland
Cray Research, S.A.E.                                  Spain
Cray Research S.R.L.                                   Italy
Cray Research (Suisse) S.A.                            Switzerland
Cray Research (UK) Ltd.                                United Kingdom